UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2009

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

ITEM 8.01	REGULATION FD DISCLOSURE

In its Annual Report on Form 10-K for the year ended December 31, 2008, Newell Rubbermaid Inc. (the “Company”), stated that effective for the first quarter of 2009, the business units within its Cleaning, Organization & Décor segment had been reorganized. The Rubbermaid Commercial Products business unit was transferred to the newly named Tools, Hardware & Commercial Products segment, and the Rubbermaid Food & Home Products and Décor business units were transferred to the Home & Family segment. The Décor business within the Home & Family segment also now includes the Company’s Amerock branded business, which was previously part of the Tools & Hardware segment. As a result, beginning with the first quarter of 2009, the Company’s financial statements will reflect the following three reportable segments: Office Products; Tools, Hardware & Commercial Products; and Home & Family.

On April 16, 2009, the Company issued a press release to provide investors with retrospectively revised financial schedules reflecting the change in the Company’s reportable segments. The press release is attached hereto as Exhibit 99.1. While investors are being provided retrospectively revised financial schedules reflecting the change in the Company’s reportable segments described above, the Company has not in any way revised or restated its historical financial statements for any period.

The press release contains non-GAAP financial measures. For purposes of Securities and Exchange Commission Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

The Company has used certain financial measures that are included in the press release both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are “non-GAAP financial measures” — and the information they provide are useful to investors since these measures:

•	enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

•

permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.

The Company’s management believes that “normalized” operating income, which excludes restructuring charges and one-time events such as impairment charges, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance.

The information in this Item 7.01, and the Exhibit attached to this Report, are furnished pursuant to Item 7.01 of Form 8-K. Consequently, such items are not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such items may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 16, 2009 issued by Newell Rubbermaid Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: April 16, 2009	By:	/s/ Dale L. Matschullat
Dale L. Matschullat
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 16, 2009, issued by Newell Rubbermaid Inc.